                                   EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY                    STATE OF INCORPORATION
------------------                    ----------------------
McRae Office Solutions, Inc.          North Carolina

Compsee, Inc. (99% ownership)         North Carolina

Hoke Development Company, Inc.        North Carolina

McRae Boot, Inc.                      North Carolina

DataScan Corporation                  South Carolina

System Integrators Plus, Inc.         North Carolina

Dan Post Boot Company                 Tennessee
  (formerly American West
   Trading Company)


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